Exhibit 3.5

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ROADWAY EXPRESS, INC.

(Pursuant to Sections 228, 242, and 245 of the General

Corporation Law of the State of Delaware)

Roadway Express, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware

DOES HEREBY CERTIFY:

1. That the name of this corporation is Roadway Express, Inc., and that this corporation was originally incorporated on February 15, 1954, pursuant to the General Corporation Law.

2. That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefore, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:

FIRST: The name of the corporation (the “Corporation”) is Roadway Express, Inc.

SECOND: The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.

The name of the Corporation’s registered agent at such address is the Corporation Trust Company.

THIRD: The nature of the business and the objects and purposes proposed to be transacted, promoted, and carried on, are to do any or all the things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

(a) Transport Traffic for hire by any means or methods;

(b) Contract or arrange for the provision of the transportation of Traffic by others as an independent contractor, agent, or broker;

(c) Deal in Transport Instrumentalities and in the Securities of a Person who Deals therein, or who is engaged in the transportation of Traffic;

(d) Invest in, control, solely or jointly, or in common with other Persons, any Person who is engaged in any one or more of the above described businesses; and

(e) Any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares of Common Stock each having a par value of $0.01 per share (“Common Stock”).

Each share of Common Stock shall be equal to each other share of Common Stock. The holders of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders.

Except as otherwise provided in this Certificate of Incorporation, the Common Stock shall have the exclusive right to vote for the election of Directors and for all other purposes.

This Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not this Corporation shall have notice thereof, except as expressly provided by applicable laws.

FIFTH: The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized and empowered:

(a) To adopt, amend or repeal the By-Laws of this Corporation; provided, however, that the By-Laws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having power with respect thereto, except that Section 2 of Article I, Section 4 of Article I, all of Article II, Section 1 (first paragraph) of Article III, Section 2 (second paragraph) of Article III, Section 3 (first paragraph) of Article III and Section 4 of Article VI of the By-Laws shall not be amended or repealed, nor shall any provision inconsistent with such By-Laws be adopted, without the affirmative vote of the holders of at least 80 percent of the combined voting power of all shares of this Corporation entitled to vote generally in the election of Directors, voting together as a single class. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent of the combined voting power of all shares of this Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Section (a) of Article FIFTH; and

(b) From time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of this Corporation, or any of them, shall be open to inspection of stockholders; and no stockholder shall have any right to inspect any account, book or document of this Corporation except as conferred by applicable law.

SIXTH: Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specific circumstances:

(a) Any action required or permitted to be taken by the stockholders of this Corporation must be effected at a duly called annual or special meeting of stockholders of this corporation and may not be effected by any consent in writing of such stockholders.

(b) Special meetings of the stockholders of the Corporation may be called only (i) by the Chairman of the Board of Directors, and (ii) shall be called within 10 days after receipt of the written request of the Board of Directors, pursuant to a resolution approved by a majority of the Whole Board; and

(c) The business permitted to be conducted at any special meeting of the stockholders is limited to the business brought before the meeting by the Chairman or by the Secretary at the request of a majority of the Board of Directors.

Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least 80 percent of the combined voting power of all shares of the Corporation entitled to vote generally in the election of Directors voting together as a single class, shall be required to amend, repeal or adopt any provision consistent with this Article SIXTH. For purposes of this Certificate of Incorporation, the “Whole Board” is defined as a total number of Directors which this Corporation would have if there were no vacancies.

SEVENTH: Section 1. Number and Election of Directors.

Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, the number of Directors of this Corporation shall be fixed by the By-Laws of the Corporation and may be increased or decreased from time to time in such manner as may be prescribed by the By-Laws, but in no case shall the number be less than three.

Election of Directors need not be by written ballot except and to the extent provided for in the By-Laws of this Corporation.

Section 2. Stockholder Nomination of Director Candidates.

Advance notice of stockholder nominations for the election of Directors and advance notice of business to be brought by stockholders before an annual meeting shall be given in the manner provided in the By-Laws of this Corporation.

Section 3. Newly Created Directorships and Vacancies.

Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancy on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of an incumbent Director.

Section 4. Removal of Directors.

Subject to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under special circumstances, any Director may be removed from office only by the affirmative vote of the holders of at least 80 percent of the combined voting power of the outstanding shares of Voting Stock (as defined below), voting together as a single class.

For purposes of this Article SEVENTH, “Voting Stock” shall mean the outstanding shares of capital stock of this Corporation entitled to vote generally in the election of Directors. In any vote required by or provided for in this Article EIGHTH, each share of Voting Stock shall have the number of votes granted to it generally in the election of Directors.

Section 5. Amendment.

Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent of the combined voting power of the outstanding shares of the Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article SEVENTH.

EIGHTH: Section 1. Elimination of Certain Liability of Directors.

To the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws presently or hereafter in effect, no Director of this Corporation shall be personally liable to this Corporation or its stockholders for or with respect to any acts or omissions in the performance of his duties as a Director of this Corporation. Any amendment or repeal of this Article EIGHTH shall not adversely affect any right or protection of a Director of this Corporation existing immediately prior to such amendment or repeal.

Section 2. Indemnification.

Each person who is or was or had agreed to become a Director or officer of this Corporation, or each person who is or was serving or who agreed to serve at the request of the Board of Directors or an officer of this Corporation as an employee or agent of this Corporation or as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by this Corporation to the full extent permitted from time to time by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, this corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article EIGHTH. Any amendment or repeal of this Article EIGHTH shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

NINTH: This Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and this Certificate of Incorporation, and all rights conferred upon stockholders herein are created subject to this reservation.

TENTH: Any act or transaction by or involving the Corporation that requires for its adoption under the Delaware General Corporation Law or this Certificate of Incorporation the approval of the stockholders of the Corporation shall, pursuant to Subsection 251(g) of the Delaware General Corporation Law, required, in addition, the approval of the stockholders of Roadway Corporation (or any successor by merger), by the same vote as is required by the Delaware General Corporation Law and/or this Certificate of Incorporation.

IN WITNESS WHEREOF, Roadway Express, Inc. has caused this Certificate to be executed by John J. Gasparovic, its Executive Vice President, General Counsel and Secretary, as of May 30, 2001.

ROADWAY EXPRESS, INC.

By:	/s/ John J. Gasparovic
	Name:	John J. Gasparovic
	Its:	Vice President, General Counsel and Secretary

ATTEST

By:	/s/ Joseph R. Boni, III
	Name:	Joseph R. Boni, III
	Its:	Treasurer

STATE OF DELAWARE

CERTIFICATE OF MERGER

YELLOW TRANSPORTATION, INC., AN INDIANA CORPORATION,

WITH AND INTO

ROADWAY EXPRESS, INC., A DELAWARE CORPORATION

Pursuant to the provisions of Section 252(c) of the Delaware General Corporation Law, Roadway Express, Inc., a Delaware corporation, executes and submits the following Certificate of Merger:

1. The name and jurisdiction of incorporation of each of the constituent corporations which is to merge are:

Name	State and Organizational Form

Roadway Express, Inc.	Delaware corporation

Yellow Transportation, Inc.	Indiana corporation

2. An agreement and plan of merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations which is to merge.

3. The name of the surviving corporation (the “Surviving Corporation”) is Roadway Express, Inc.

4. The merger shall become effective at 12:01 a.m., Central Daylight Time, on October 1, 2008.

5. The certificate of incorporation of Roadway Express, Inc., as amended and restated, shall be the certificate of incorporation of the Surviving Corporation. The amended and restated certificate of incorporation of Roadway Express, Inc. is attached as Exhibit A.

6. An executed agreement and plan of merger is on file at the principal place of business of the Surviving Corporation at 10990 Roe Avenue, Overland Park, Kansas 66211.

7. A copy of the agreement and plan of merger will be furnished by the Surviving Corporation, on written request and without cost, to any stockholder of any constituent corporation that is a party to the agreement and plan of merger.

8. The authorized capital stock of Yellow Transportation, Inc. is 1,000 shares of common stock, par value $1.00 per share.

IN WITNESS WHEREOF, the undersigned Surviving Corporation has caused this Certificate of Merger to be signed by its authorized officer this 30th day of September, 2008.

ROADWAY EXPRESS, INC.

/s/ Jeff P. Bennett
Name:	Jeff P. Bennett
Title:	Assistant Secretary

EXHIBIT A

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

ROADWAY EXPRESS, INC.

A Delaware corporation

1. The name of the corporation is Yellow Roadway Corp. (the “Corporation”).

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware.

4. The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares designated as common stock, and the par value of each of such shares is $0.01.

5. The business and affairs of the Corporation shall be managed by the Board of Directors.

6. The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation.

7. Elections of directors need not be by written ballot unless the bylaws of the Corporation so provide. Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the General Corporation Law of the State of Delaware) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

8. (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware hereafter is amended to authorize further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation Law of the State of Delaware. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

(b) The Corporation shall indemnify any director or officer to the full extent permitted by Delaware law.

9. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the General Corporation Law of the State of Delaware.

10. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the General Corporation Law of the State of Delaware, as the same may be amended from time to time, and all rights conferred upon stockholders, directors and officers, if any, are subject to this reservation.

11. The Corporation is to have perpetual existence.

CERTIFICATE OF AMENDMENT TO

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

YELLOW ROADWAY CORP.

A Delaware corporation

Yellow Roadway Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: That the Board of Directors of the Corporation, by unanimous written consent dated October 8, 2008, unanimously adopted resolutions proposing and declaring advisable the following amendment to the Fourth Amended and Restated Certificate of Incorporation of the Corporation:

Article 1 of the Certificate of Incorporation of the Corporation shall be amended to read in its entirety as follows:

“1. The name of the corporation is YRC Inc. (the “Corporation”).”

SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder has given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed this 10th day of October, 2008.

YELLOW ROADWAY CORP.

By:	/s/ Jeff P. Bennett

Name:	Jeff P. Bennett
Title:	Assistant Secretary